As filed with the Securities and Exchange Commission on October 6, 2016

Registration No. 333-00311

Registration No. 333-88861

Registration No. 333-100565

Registration No. 333-115286

Registration No. 333-134069

Registration No. 333-166922

Registration No. 333-174300

Registration No. 333-186816

Registration No. 333-204060

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO:

FORM S-8 REGISTRATION STATEMENT NO. 333-00311

FORM S-8 REGISTRATION STATEMENT NO. 333-88861

FORM S-8 REGISTRATION STATEMENT NO. 333-100565

FORM S-8 REGISTRATION STATEMENT NO. 333-115286

FORM S-8 REGISTRATION STATEMENT NO. 333-134069

FORM S-8 REGISTRATION STATEMENT NO. 333-166922

FORM S-8 REGISTRATION STATEMENT NO. 333-174300

FORM S-8 REGISTRATION STATEMENT NO. 333-186816

FORM S-8 REGISTRATION STATEMENT NO. 333-204060

UNDER THE SECURITIES ACT OF 1933

PARKWAY PROPERTIES, INC.

(Clinic Sub Inc., as successor by merger to Parkway Properties, Inc.)

(Exact name of registrant as specified in its charter)

Maryland	1-11533	74-2123597
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bank of America Center, 390 North Orange Avenue, Suite 2400

Orlando, Florida

(Address of Principal Executive Offices)

32801

(Zip Code)

(407) 650-0593

(Registrant’s telephone number, including area code)

Parkway Properties, Inc. and Parkway Properties LP 2015 Omnibus Equity Incentive Plan

Parkway Properties, Inc. and Parkway Properties LP 2013 Omnibus Equity Incentive Plan

Parkway Properties, Inc. 2011 Employee Inducement Award Plan

Parkway Properties, Inc. 2010 Omnibus Equity Incentive Plan

Parkway Properties, Inc. 2006 Employee Stock Purchase Plan

Parkway Properties, Inc. 2003 Equity Incentive Plan

Parkway Properties, Inc. 2001 Directors Stock Option Plan

Parkway Properties, Inc. Employee Excellence Recognition Plan

1997 Non-Employee Directors’ Stock Ownership Plan

Parkway Properties, Inc. 1994 Stock Option and Long Term Incentive Plan

Parkway Properties, Inc. 1991 Incentive Plan

Parkway Properties, Inc. 1991 Directors Stock Option Plan, as amended

(Full title of the plans)

Pamela F. Roper

Secretary

Clinic Sub Inc.

as successor by merger to

Parkway Properties, Inc.

191 Peachtree Street NE, Suite 500

Atlanta, GA 30303

(404) 407-1000

(Name, address and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: N/A.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one).

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”), filed by Parkway Properties, Inc. (the “Registrant”), deregister all shares of the Registrant’s common stock, par value $0.001 per share (“Shares”), and any other securities remaining unissued under the following Registration Statements on Form S-3 (each, a “Registration Statement,” and collectively, the “Registration Statements”) filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”):

•	Registration Statement on Form S-8 (No. 333-00311), which was filed with the SEC on January 19, 1996, pertaining to the registration of 296,269 Shares issuable under the Registrant’s 1994 Stock Option Plan, 1991 Incentive Plan and 1991 Directors Stock Option Plan.

•	Registration Statement on Form S-8 (No. 333-88861), which was filed with the SEC on October 12, 1999, pertaining to the registration of 715,645 Shares issuable under the Registrant’s Employee Excellence Recognition Plan, 1997 Non-Employee Directors’ Stock Ownership Plan, 1994 Stock Option and Long Term Incentive Plan and 1991 Directors Stock Option Plan.

•	Registration Statement on Form S-8 (No. 333-100565), which was filed with the SEC on October 16, 2002, pertaining to the registration of 300,000 Shares issuable under the Registrant’s 2001 Directors Stock Option Plan.

•	Registration Statement on Form S-8 (No. 333-115286), which was filed with the SEC on May 7, 2004, pertaining to the registration of 210,000 Shares issuable under the Registrant’s 2003 Equity Incentive Plan and Employee Excellence Recognition Plan.

•	Registration Statement on Form S-8 (No. 333-134069), which was filed with the SEC on May 12, 2006, pertaining to the registration of 200,000 Shares issuable under the Registrant’s 2006 Employee Stock Purchase Plan.

•	Registration Statement on Form S-8 (No. 333-166922), which was filed with the SEC on May 18, 2010, pertaining to the registration of 600,000 Shares issuable under the Registrant’s 2010 Omnibus Equity Incentive Plan.

•	Registration Statement on Form S-8 (No. 333-174300), which was filed with the SEC on May 18, 2011, pertaining to the registration of 149,573 Shares issuable under the Registrant’s 2011 Employee Inducement Award Plan.

•	Registration Statement on Form S-8 (No. 333-186816), which was filed with the SEC on February 22, 2013, pertaining to the registration of 3,250,000 Shares issuable under the Registrant’s 2013 Omnibus Equity Incentive Plan.

•	Registration Statement on Form S-8 (No. 333-204060), which was filed with the SEC on May 11, 2015, pertaining to the registration of 2,500,000 Shares issuable under the Registrant’s 2015 Omnibus Equity Incentive Plan.

On October 6, 2016, pursuant to the Agreement and Plan of Merger, dated as of April 28, 2016 (as amended or supplemented from time to time, the “Merger Agreement”), by and among the Registrant, Cousins Properties Incorporated (“Cousins”) and certain other parties named therein, including Clinic Sub Inc., a wholly owned subsidiary of Cousins (“Merger Sub”), the Registrant and Cousins completed the previously announced merger (the “Merger”) whereby the Registrant merged with and into Merger Sub, with Cousins becoming the parent entity of the combined company.

In connection with the completion of the Merger, the offerings pursuant to the Registration Statements have been terminated. In accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offerings, the Registrant hereby removes from registration all Shares and other securities registered under the Registration Statements but not sold under the Registration Statements.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, Clinic Sub Inc., as successor by merger to the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the above-referenced Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 6th day of October, 2016.

Clinic Sub Inc.

By:	/s/ Pamela F. Roper
Name: Pamela F. Roper Title: Secretary

Note: Pursuant to Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statements.